UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): December 10, 2014

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 10, 2014, Paul W. Jones accepted an appointment by the Board of Directors to become a director of Rexnord Corporation. Mr. Jones’ service as a director begins immediately. In connection with its decision to appoint Mr. Jones to the Board, the Board determined that Mr. Jones will be an “independent” director under New York Stock Exchange listing standards and as defined in Rule 10A-3 of the Securities Exchange Act of 1934. Mr. Jones will receive a standard compensation package for independent directors, including an option to purchase 11,003 shares of Rexnord common stock at $26.37 per share (the closing price on December 10, 2014). Mr. Jones will initially serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Jones has been designated a director in the class whose terms expire at the fiscal 2018 annual meeting of stockholders.

Mr. Jones, age 66, is the retired chairman, chief executive officer and president of A.O. Smith Corporation, a manufacturer of water heating and water treatment systems. Prior to joining A.O. Smith in 2004, Mr. Jones was chairman and chief executive officer of U.S. Can Company, Inc., a leading provider of containers for personal care, household, paint and industrial products, from 1998 to 2002. Prior to that, Mr. Jones held various roles, including as president and chief executive officer, at Greenfield Industries, Inc., a manufacturer of cutting tools and other material removal products, from 1989 to 1998. Mr. Jones currently serves as a director of A.O. Smith, a director of Federal Signal Corporation since 1998, where he chairs the Nominating and Governance Committee and is a member of the Compensation and Benefits Committee, and a director of Integrys Energy Group, Inc. since 2011, where he chairs the Financial Committee and is a member of the Audit Committee. Mr. Jones also was a director of Bucyrus International, Inc. from 2006 until its acquisition by Caterpillar, Inc. in 2011, and chaired its Compensation Committee.

The Board appointed Mr. Jones as a director due to his extensive leadership and management experience, including as chief executive officer and chairman, at multinational companies. Mr. Jones is an experienced strategist focused on enterprise growth. Further, Mr. Jones is and has been a director of several other publicly-traded companies, and shares his insights as to best practices from those experiences.

In conjunction with Mr. Jones joining the Board, on December 10, 2014, Peter P. Copses, a director of Rexnord Corporation, informed Rexnord that he resigned from the Board of Directors, effective immediately. Mr. Copses’ resignation letter stated that his decision does not relate to any disagreement on matters relating to Rexnord’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 11th day of December, 2014.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary